UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2011

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

 (Address of principal executive offices)

011-44-020-7903-5084

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On December 13, 2010, Tuffnell Ltd., a Nevada corporation (the “ Company” ), closed a private placement of 250,000 units at $.60 per unit for a total offering price of $150,000.  The units were offered by the Company pursuant to an exemption from registration pursuant to Regulation S under the Securities Act of 1933, as amended.  Each unit consists of one share of common stock of the Company and one non-transferable share purchase warrant.  The warrants are exercisable at a price of $1.00 per share and expire on November 5, 2012 .  The private placement was fully subscribed to by a non-U.S. corporation and the shares were issued on January 14, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President